Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     To the knowledge of each of the undersigned, this Report on Form 10-Q for the quarter ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Blonder Tongue Laboratories, Inc. for the applicable reporting period.

Date: August 14, 2008	By:	/s/ James A. Luksch

James A. Luksch, Chief Executive Officer

By:	/s/ Eric Skolnik

Eric Skolnik, Senior Vice President and
Chief Financial Officer